Exhibit 10.7

PAPA MURPHY’S INTERNATIONAL LLC

AREA DEVELOPMENT AGREEMENT

THE FOLLOWING IS A BINDING CONTRACT FOR EXCLUSIVE DEVELOPMENT RIGHTS FOR PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA STORES. FEES PAID PURSUANT TO THIS AGREEMENT ARE NONREFUNDABLE AND THIS AGREEMENT IS NON-TERMINABLE AT WILL.

DO NOT ENTER INTO THIS AGREEMENT IF YOUR UNDERSTANDING OR EXPECTATION IS OTHERWISE.

ACKNOWLEDGED AND AGREED:

By:	By:
Title:	Title:

By:	By:
Title:	Title:

10.	IF YOU ARE A CORPORATION, PARTNERSHIP OR LIMITED LIABILITY COMPANY		7
	10.1	Ownership	7
	10.2	Financial Records	7
	10.3	Officers, Partners and Managers	8
	10.4	Authorized Signatory	8
	10.5	Notification of Change	8
	10.6	Guarantee of Performance	8

11.	ENFORCEMENT AND LITIGATION		8
	11.1	General	8
	11.2	Enforcement	9
	11.3	Prevailing Party	9

12.	GENERAL CONDITIONS AND PROVISIONS		9
	12.1	Relationship of You to Us	9
	12.2	Your Indemnity	9
	12.3	No Consequential Damages For Legal Incapacity	10
	12.4	Waiver and Delay	10
	12.5	Survival of Covenants	10
	12.6	Successors and Assigns	10
	12.7	Joint and Several Liability	10
	12.8	Entire Agreement	10
	12.9	Titles for Convenience	11
	12.10	Gender	11
	12.11	Severability	11
	12.12	Counterparts	11
	12.13	Notices	11
	12.14	Capacity	12

13.	SUBMISSION OF AGREEMENT		12

14.	INDEPENDENT INVESTIGATION		12

15.	ACKNOWLEDGMENT		13

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AREA DEVELOPMENT AGREEMENT

This Area Development Agreement (“Agreement”) is made and entered into this day of                                                  , 20         (“Effective Date”) by and between PAPA MURPHY’S INTERNATIONAL LLC, a Delaware limited liability company (“PMI/we/us”) and                                              , a                                               (“you”), with reference to the following facts:

WHEREAS, you desire to be exclusive store developers of those areas described on Exhibit A attached hereto in the                                                                                            (“Development Area”) and to enter into this Agreement with PMI.

WHEREAS, we have expended time, effort and money to develop Methods of Operation for the production, merchandising and distribution, and promotion of fresh carryout pizza, calzones, pasta, cookie dough and related products (“Methods of Operation”). The Methods of Operation employ a recognized design, menu, uniform standards, specifications, procedures of operation, management and inventory control. The system is identified by the marks “Papa Murphy’s,” “Papa Murphy’s Take ‘N’ Bake” and “Papa Murphy’s Take ‘N’ Bake Pizza.” We are engaged in the business of granting franchises for the operation of pizza stores under the name Papa Murphy’s using the Methods of Operation.

WHEREAS, we have certain rights, title, interest, and goodwill in and to the service marks and trademarks Papa Murphy’s, Papa Murphy’s Take ‘N’ Bake, and Papa Murphy’s Take ‘N’ Bake Pizza, and any other proprietary marks, patents, logo types business décor, trade names and copyrights (“Trademarks”), as from time to time indicated by us.

WHEREAS, we have established a reputation, demand, and goodwill for fresh carryout pizza, calzones, pasta, cookie dough and related products under the Trademarks, which signify the high and uniform standards of management, supervision, merchandising, and quality of products sold under the Methods of Operation.

WHEREAS, we desire to expand and develop the Papa Murphy’s system and seek sophisticated and efficient multi-unit franchisees to develop numerous Papa Murphy’s stores within designated areas.

WHEREAS, you desire to build and operate Papa Murphy’s stores and we desire to grant to you the right to build and operate stores in accordance with the terms and upon the conditions contained in this Agreement and our then-current franchise agreement forms.

THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS AGREED:

1.	GRANT OF AREA DEVELOPMENT FRANCHISE

We grant to you and you accept the exclusive right during the term of this Agreement, subject to the limitations herein, to develop Papa Murphy’s Take ‘N’ Bake Pizza stores (“Stores”) in the Development Area described in Exhibit A annexed to and by this reference made a part of this Agreement. This grant is upon the terms and subject to the conditions of this Agreement and our then-current franchise agreement form (“Franchise Agreement”). Stores existing or under contract to be developed prior to the Effective Date are excluded from the exclusive Area Development Rights (as defined in Section 3.1) granted to you pursuant to this Agreement. These excluded Stores may be operated by PMI or an independent franchisee.

2.	YOUR DEVELOPMENT OBLIGATION

2.1 Minimum Development Schedule. You agree to construct, equip, open and operate within the Development Area not less than the number of Stores set forth in Exhibit B, annexed to and by this reference made a part of this Agreement. This will be done within the quarterly time periods (“Development Period”) specified in Exhibit B (“Minimum Development Schedule”).

2.2 Force Majeure. If you are unable to meet the Minimum Development Schedule solely as the result of force majeure, including, but not limited to strikes, material shortages, fires, floods, earthquakes, hurricanes, and other acts of God, or by force or law (including, but not limited to any legal disability we have to deliver a Disclosure Document pursuant to Section 6.1 of this Agreement), which results in your inability to construct or operate store(s) in the Development Area, the Development Schedule will be extended by the amount of time during which the force majeure exists.

2.3 You May Exceed Minimum Development Schedule. During the term of this Agreement and subject to the terms and conditions of this Agreement and the then-current Franchise Agreements, you may construct, equip, open and operate more Stores in the Development Area than required in the Minimum Development Schedule. You will execute a separate, then-current Franchise Agreement for each store and pay the appropriate fee.

2.4 Operating Partner. For the entirety of this Agreement, depending on your experience and qualifications, we may impose requirements that include, but are not limited to, the experience and qualifications of the operating management of your stores. These requirements will become part of this Agreement. You must provide us with your Operating Agreement, as amended from time to time, to verify compliance with this provision.

2.5 Organizational Structure. You will have a training system mutually developed with PMI, in accordance with our then-current standards and ultimately approved by PMI in its reasonable discretion. You will have a multi-unit management structure that is developed in accordance with our standards and is approved by us.

2.6 Training. Your operating partner must successfully complete all training required by PMI prior to the opening of the first Store. All supervisory personnel will be certified by PMI and we will have the option to require the training be performed by PMI.

2.7 Convention. Your attendance at all PMI franchise conventions is required.

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3.	DEVELOPMENT AREA

3.1 Granting and Revocation of Area Development Rights. Subject to Section 2, above, during the term of this Agreement PMI will not operate or grant a Store franchise to any other person or entity to operate a Store within the Development Area without your prior written approval. This grant of Area Development Rights (“Area Development Rights”) by PMI shall be in force for the term of this Agreement, subject to the terms and limitations herein, provided that you are in compliance with the terms of this Agreement and the Franchise Agreements. Reasons that may cause this right to be revoked include, but are not limited to:

(a) Failure to maintain the Minimum Development Schedule.

(b) Failure to maintain good standing with any PMI marketing cooperative in which you own and operate Stores.

(c) Improper transfer of ownership in an individual Store, or any portion of the Development Area, or this Agreement.

3.2 Store Locations. All sites must be individually approved by PMI before development and all plans for Stores (tenant improvements and signage) must meet then-current PMI standards.

4.	TERM OF AREA DEVELOPMENT AGREEMENT; ADDITIONAL DEVELOPMENT

4.1 Term. The term of this Agreement (“Term”) will continue until                                          unless sooner terminated in accordance with the provisions of this Agreement.

4.2 Renewal. Any renewals of this Agreement shall be premised on an agreement between us and you regarding a future development plan for the Development Area. Any agreed upon renewal or extension will be in writing and executed by the parties within 180 days before the expiration of the Term.

4.3 Exercise of Right of Additional Development. If we deliver to you a written notice allowing you to undertake additional development in the Development Area, we also will deliver to you a copy of our then-current Franchise Disclosure Document, or its equivalent, as may be required by applicable law (“Disclosure Document”) and two copies of our then-current Area Development Agreement. “Then-current,” as used in this Agreement and applied to our Disclosure Document, Area Development Agreement and Franchise Agreement, will mean the form we then currently provide to prospective franchisees or area developers. The renewal of this Agreement will reflect your new development obligation consistent with our plan for additional development set forth in our notice to you. Within thirty (30) days after you receive the Disclosure Document and the new Area Development Agreement, but no sooner than immediately after any applicable waiting periods prescribed by law (“Disclosure Period”) have passed, you will execute two copies of the new Area Development Agreement described in the Disclosure Document and return them to us. If you have executed and returned the copies and have satisfied the conditions set forth below, we will execute the copies and return one fully executed copy to you.

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4.4 Conditions to Exercise of Right of Additional Development. Your right to additional development described above will be subject to your fulfillment of the following conditions precedent:

(a) You will have fully performed all of your obligations and payments under this Agreement and all other agreements between you and us.

(b) You will have demonstrated to us your financial and operational capacity to perform the additional development obligations set forth in the new Area Development Agreement. In determining if you are financially capable, we will apply the same criteria to you as we apply to prospective area developers at that time.

(c) At the expiration of the Term, you will continue to operate in the Development Area not less than the aggregate number of stores required by the Minimum Development Schedule.

5.	DEVELOPMENT AREA FEE

The Development Area Fee shall be calculated as follows: $25,000 attributable for the first store and $5,000 attributable for each additional store to be opened under this Agreement (“Development Area Fee”). Concurrently with the execution of this Agreement, you will pay to us in cash or by certified funds the total Development Area Fee of $                    . Said Development Area Fee entitles you to develop and operate                     (             ) Stores in the Development Area pursuant to this Agreement. There will be no Initial Franchise Fee for your first Store and the Subsequent Franchise Fee will be reduced by $5,000 for subsequent Stores. The Subsequent Franchise Fee for each Franchised Store must be paid in full and the fully-executed Franchise Agreement must be received thirty (30) days before the anticipated opening date of the Store. The entire Development Area Fee is non-refundable.

6.	SITE SELECTION AND EXECUTION OF INDIVIDUAL FRANCHISE AGREEMENTS

6.1 Site Selection and Execution of Individual Franchise Agreements.

(a) Approval of all sites will be in conformance with the terms of the applicable Franchise Agreement.

(b) Promptly after approval of any site, we may transmit to you a Disclosure Document and two execution copies of our then-current Franchise Agreement for the approved site as we determine in good faith, in accordance with our then-current policies and standards for similarly situated Stores which shall be subject to the terms hereof. The then-current Franchise Agreement may contain terms which are materially different than the Franchise Agreement in use as of the Effective Date. You acknowledge the change in terms and agree to be bound by all the terms of the then-current Franchise Agreement.

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(c) Immediately upon receipt of the Disclosure Document, you will return to us a signed copy of the Receipt of the Disclosure Document. After the passage of any applicable Disclosure Period, you will execute and deliver to us two executed copies of the Franchise Agreement. The executed Franchise Agreement and the Subsequent Franchise Fee must be received by us thirty (30) days before the anticipated opening date of the Store, but no sooner than immediately after any applicable waiting periods prescribed by law have passed. Promptly upon receipt of these documents, we will execute and return to you one copy of the Franchise Agreement.

(d) Notwithstanding the foregoing, if we are not legally able to deliver a Disclosure Document to you by reason of any lapse or expiration of our applicable state franchise registration, or because we are in the process of amending the registration, or for any reason beyond our reasonable control, we may delay approval of the site for your proposed Store until such time as we are legally able to deliver a Disclosure Document.

6.2 Condition Precedent to Our Obligations. It will be a condition precedent to our obligations that you will have performed all of your obligations under and following all agreements between you and us.

7.	ASSIGNABILITY, SUBFRANCHISING AND TRANSFERS

7.1 Assignability by Us. We may assign this Agreement, or any of our rights and privileges to any other person, firm or corporation without your prior consent; provided that, in respect to any assignment resulting in the subsequent performance by the assignee              of our functions, the assignee will expressly assume and agree to perform our obligations.

7.2 No Subfranchising by You. You will not offer, sell, or negotiate the sale of PAPA MURPHY’S franchises to any third party, either in your own name or in our name and on our behalf, or otherwise subfranchise, share, divide or partition this Agreement or your right to open and operate Stores. Nothing in this Agreement will be construed as granting you the right to do so.

7.3 Assignability by You. This Agreement is not assignable by you.

7.4 No Right to Encumber Assets. Notwithstanding anything to the contrary in this Agreement, you will not in any event have the right to pledge, encumber, hypothecate or otherwise give any third party a security interest in your equity or this Agreement in any manner whatsoever which would result in the loss of voting control of the shareholders, managing members or partners, without our express prior written permission not to be unreasonably withheld. If such security interest would not result in the loss of voting control of the shareholders, managing members or partners, you will provide notification of the security interest to us.

7.5 Individual Franchise Agreements. You will not execute any Franchise Agreement, or construct or equip any Store with the intent to transfer or assign that Franchise Agreement or Store.

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8.	NONCOMPETITION

8.1 In-Term. During the term of this Agreement, neither you nor your owners, shareholders, members, partners, directors, officers, or managers, nor the immediate families or household members of those persons listed above who have access to or knowledge of our Methods of Operation, will directly or indirectly participate as an owner, shareholder, member, partner, director, officer, manager, employee, consultant, franchisor, franchisee, advisor or agent, or serve in any other capacity in any business engaged in the wholesale or retail sale of pizza or services or other products or services competitive with those offered by Papa Murphy’s stores within the Development Area, within a reasonable distance (not less than 100 miles) of the Development Area, within the immediate market area of any of our other franchisees or of any company Stores we own. We may waive this covenant only in writing.

8.2 Post-Term. This covenant will apply for two (2) years after termination or expiration of this Agreement. You will assure that you and your owners, shareholders, members, partners, directors, officers, managers, and agents, and the immediate families or household members of those persons listed above who have actual knowledge of or access to our Methods of Operation, will not directly or indirectly participate as an owner, shareholder, member, partner, director, officer, manager, employee, consultant, franchisor, franchisee, advisor or agent, or serve in any other capacity in any business engaged directly or indirectly in the wholesale or retail sale of take-and-bake pizza or services or other products or services competitive with those offered by Papa Murphy’s stores. This post-termination covenant applies within a 25-mile radius of any Papa Murphy’s location.

8.3 Limits and Modification. If, for any reason, any provision set forth in this Agreement is determined to exceed any lawful scope or limit as to duration, geographic coverage, or otherwise, it is agreed that the provision will nevertheless be binding to the full scope or limit allowed by law or by a court of law. The duration, geographic coverage and scope allowable by law or court of law will apply to this Agreement.

8.4 Confidentiality. You recognize and acknowledge that PMI’s trade secrets, confidential or proprietary information including but not limited to the terms of this Agreement or information generally considered confidential by us are valuable, special and unique assets of PMI. You will not, during or after the term of this Agreement, in whole or in part, directly or indirectly, disclose such secrets or confidential or proprietary information to any person, firm, corporation, association or other entity for any reason or purpose but for the benefit of PMI or as necessary to enable you to obtain financing pursuant to the rights and obligations contained herein. This provision shall continue in full force and effect in perpetuity.

9.	TERMINATION

9.1 Termination Pursuant to a Material Breach of this Agreement. We may terminate this Agreement for cause after a reasonable opportunity to cure in case of any material breach by you of this Agreement. Material breach specifically includes, among other things, the following:

(a) Any attempt by you to sell or encumber in whole or in part any or all rights and obligations under this Agreement, in violation of the terms of this Agreement, or without the written consents required by this Agreement.

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(b) Your failure to comply with the Minimum Development Schedule within the Development Periods set forth above. You will be given notice and a ninety (90) day period to cure a breach of the Minimum Development Schedule.

(c) Your failure to operate the franchises in accordance with the Methods of Operation.

9.2 Termination by Reason of a Material Breach of Other Agreement. In the event you or an entity controlled by you are in default beyond the applicable notice and cure periods of one or more Franchise Agreements, you shall cease all development activities except for those locations under active construction as of the date you receive the notice of default and we may, at our election, terminate this Agreement, reduce the number of franchises included in this Agreement, or reduce the Development Area of this Agreement.

9.3 Termination by Store Transfer. This Agreement will terminate immediately if you no longer own and operate at least one Store in the Development Area prior to your completion of all Stores set forth in Exhibit B.

9.4 Effect of Termination. Upon the expiration of the Term, or upon the prior termination of this Agreement, you will have no further right to construct, equip, own, open or operate additional Stores which are not, at the time of such termination or expiration, the subject of a then existing Franchise Agreement between you and us which is in full force and effect. We then may construct, equip, open, own or operate, or license others to construct, equip, open, own or operate stores in the Development Area, except as provided above and as provided in any Franchise Agreement executed pursuant to this Agreement. Upon termination, any remaining Development Area Fee shall be forfeited.

10.	IF YOU ARE A CORPORATION, PARTNERSHIP OR LIMITED LIABILITY COMPANY

10.1 Ownership. If you are a corporation, partnership, or limited liability company, the following is the name and address of each shareholder, partner, or member in you:

NAME	ADDRESS	NUMBER OF SHARES OR PERCENTAGE INTEREST

You acknowledge and understand that there shall be no changes in ownership without PMI’s prior written consent.

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10.2 Financial Records. The address where your financial records and company records are maintained is:

10.3 Officers, Partners and Managers. If you are a corporation, partnership, or limited liability company, set forth below are the names, and addresses and titles of your principal officers, partners, or managers who will be devoting their full time to your Papa Murphy’s franchise business:

NAME	ADDRESS	TITLE

10.4 Authorized Signatory. You hereby appoint              as the authorized signatory for all Franchise Agreements signed pursuant to this Agreement. Any change to the authorized signatory must be delivered to PMI in writing signed by all shareholders, partners, or members, as applicable.

10.5 Notification of Change. You will notify us in writing within ten days of any change in the information set forth in the above subparagraphs. You promptly will provide additional information as we may from time to time request concerning all persons who may have any direct or indirect financial interest in you.

10.6 Guarantee of Performance. If you are a corporation, partnership, or limited liability company, each of the shareholders, partners, or members, as applicable, of you will, by executing this Agreement, fully, unconditionally and irrevocably guarantee your performance of all of your obligations under this Agreement. In addition, upon our request you will cause valid execution of this Agreement, the Franchise Agreement and our standard form of Guarantee.

11.	ENFORCEMENT AND LITIGATION

11.1 General. You acknowledge that we have appointed and intend to appoint many franchisees on terms and conditions similar to those set forth in this Agreement and the Franchise Agreement. It mutually benefits those franchisees, you and us if the terms and conditions of these franchise agreements are uniformly interpreted. This Agreement is made in the State of Washington, and shall be governed by and interpreted and construed in accordance with the laws of that State without regard to conflict of laws principles, except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. § 1051, et seq.). This choice of laws will not include and does not extend, outside of Washington, the scope of application of the Washington franchise or business opportunity laws, including the Washington Franchise Investment Protection Act and the Washington Business Opportunity Fraud Act or similar law to you if you are not a resident of the State of Washington or otherwise entitled by

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statute to seek the protection of such laws. Any portion of this Agreement that requires enforcement in any other state, and is enforceable under the laws of that state but not of Washington, will be construed and enforced according to the laws of that state. All issues or disagreements relating to this Agreement will be tried, heard, and decided in the applicable federal or state court for the judicial district in which PMI has its principal place of business at the time the action is commenced. The parties waive all issues of personal jurisdiction or venue for the purpose of enforcing this Section. You acknowledge and agree that this location for venue is reasonable and the most beneficial to the needs of and best meets the interest of all of the members of the Papa Murphy’s franchise system.

11.2 Enforcement. Either party may seek to obtain in any court of competent jurisdiction specific performance and injunctive relief to restrain a violation by the other party of any term or covenant of this Agreement. No right or remedy conferred upon us is exclusive of any other right or remedy in this Agreement or provided by law or equity. Each will be cumulative of every other right or remedy. We may employ legal counsel or incur other expense to collect or enforce your obligations or to defend against any claim, demand, action or proceeding because of your failure to perform your obligations. Legal action may be filed by or against us and that action or the settlement of it may establish your default under this Agreement.

11.3 Prevailing Party. The prevailing party will recover the amount of its reasonable attorney fees and all other expenses it incurs in collecting or enforcing any obligation or in defending against any claim, demand, action or proceeding under this Agreement. These will be set by the arbitrator or court, including costs and attorney fees on appeal from any lawsuit or other suit, or action.

12.	GENERAL CONDITIONS AND PROVISIONS

12.1 Relationship of You to Us. The parties intend by this Agreement to establish the relationship of franchisor and franchisee. You have no authority to create or assume in our name or on our behalf, any obligation, express or implied, or to act or purport to act as agent or representative on behalf of us for any purpose whatsoever. Neither party is the employer, employee, agent, partner or co-venturer of or with the other, each being independent. You agree that you will not hold yourself out as our agent, employee, partner or co-venturer. All employees hired by or working for you will be your employees and will not, for any purpose, be deemed our employees or subject to our control. Each of the parties agrees to file its own tax, regulatory and payroll reports with respect to its respective employees and operations, saving and indemnifying the other party of and from any liability of any nature whatsoever by virtue thereof.

12.2 Your Indemnity. You agree to protect, defend and indemnify us, and all of our direct and indirect parent companies, subsidiaries, affiliates, and the past, present and future shareholders, members, officers, directors, managers, employees, attorneys and designees of each and hold them harmless from and against any and all costs and expenses, including attorneys’ fees, court costs, losses, liabilities, damages, claims and demands of every kind or nature on account of any actual or alleged loss, injury or damage to any person, firm, corporation or other entity or to any property arising out of or in connection with your actions, inactions and/or operations pursuant to this Agreement. We agree to protect, defend and indemnify you, and all of your direct and indirect parent companies, subsidiaries, affiliates, and your and their

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past, present and future shareholders, members, officers, directors, managers, employees, attorneys and designees and hold them harmless from and against any and all costs and expenses, including attorneys’ fees, court costs, losses, liabilities, damages, claims and demands of every kind or nature on account of any actual or alleged loss, injury or damage to any person, firm, corporation or other entity or to any property arising out of or in connection with our activities pursuant to this Agreement.

12.3 No Consequential Damages For Legal Incapacity. We will not be liable to you for any consequential damages, including but not limited to lost profits, interest expense, increased construction or occupancy costs, or other costs and expenses you incur by reason of any delay in the delivery of our Disclosure Document caused by legal incapacity during the Term, or other conduct not due to our gross negligence or misfeasance.

12.4 Waiver and Delay. The following will not constitute a waiver of the provisions of this Agreement with respect to any subsequent breach or a waiver by us of our right at any time to require exact and strict compliance with the provisions of this Agreement or of the Franchise Agreements:

(a) Waiver by us of any breach or series of breaches or defaults in your performance;

(b) Our failure, refusal or neglect to exercise any right, power or option given to us under this Agreement or under any Franchise Agreement between us and you; or

(c) Our failure, refusal or neglect to insist upon strict compliance with or performance of your obligations under this Agreement or any other Franchise Agreement between you and us.

This applies to this Agreement and to any Franchise Agreement between the parties whether entered into before, after or contemporaneously with the execution of this Agreement and whether or not related to the Stores.

12.5 Survival of Covenants. The covenants contained in this Agreement which, by their terms, require performance by the parties after the expiration or termination of this Agreement, will be enforceable notwithstanding said expiration or other termination of this Agreement for any reason whatsoever.

12.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of our successors and assigns and will be binding upon and inure to your benefit and your heirs, executors, administrators, successors and assigns, subject to the prohibitions against assignment contained above.

12.7 Joint and Several Liability. If you consist of more than one person or entity, or a combination thereof, the obligations and liabilities of each such person or entity to us are joint and several.

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12.8 Entire Agreement. This Agreement and the attached Exhibits contain all of the terms and conditions agreed upon by the parties concerning the subject matter of this Agreement. No other agreements concerning the subject matter, written or oral, will be deemed to exist or to bind the parties, unless such agreements are in writing and specifically contemplated hereunder. All prior agreements, understandings and representations, are merged into this Agreement and superseded by it. We each represent that there are no contemporaneous agreements or understandings between the parties relating to the subject matter of this Agreement that are not contained in this Agreement. No officer, employee, or agent of us has any authority to make any representation or promise not contained in this Agreement, the Franchise Agreement or our Disclosure Document for prospective franchisees required by applicable law. We each agree that we have executed this Agreement without reliance upon any such representation or promise. This Agreement cannot be modified or changed except by written instrument signed by all of the parties.

12.9 Titles for Convenience. Article and paragraph titles used in this Agreement are for convenience only and will not affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Agreement.

12.10 Gender. All terms used in any number or gender will extend to mean and include any other number and gender as the facts, context, or sense of this Agreement or any article or paragraph may require.

12.11 Severability. Nothing contained in this Agreement will require the commission of any act contrary to law. Whenever there is any conflict between any provisions of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter will prevail. In such event, the provisions of this Agreement thus affected will be curtailed and limited only to the extent necessary to bring it within the requirements of the law. If any part, article, paragraph, sentence or clause of this Agreement is held to be indefinite, invalid or otherwise unenforceable, the indefinite, invalid or unenforceable provision will be deemed deleted, and the remaining part of this Agreement will continue in full force and effect.

12.12 Counterparts. This Agreement may be executed in any number of counterparts; each of which will be deemed an original and all of which together will be deemed the same instrument.

12.13 Notices.

(a) All notices required by this Agreement must be in writing and must be hand-delivered, sent by certified or registered mail, postage prepaid and return receipt requested, or reputable overnight courier, or transmitted by facsimile or sent via other electronic means, if the sender can verify receipt (with a confirmation copy mailed within three business days). They will be addressed to you at the following address, or at any other address you designate in writing:

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(b) Notices will be addressed to us at the following address unless and until a different address has been designated by us in writing:

Papa Murphy’s International LLC

Attention: Legal Department

8000 NE Parkway Drive

Suite 350

Vancouver, WA 98662

Fax: (360) 260-0500

(c) Any notice is considered given and received, when delivered, if hand-delivered; if sent by facsimile, or electronic means in which receipt can be verified, on the next business day after sent; if mailed, on the third business day following the mailing; and one business day after placement with a reputable air courier service, requesting delivery on the most expedited basis available.

12.14 Capacity. You represent and warrant that you have full and legal capacity to enter into this Agreement and into the Franchise Agreements and that they will not violate any provision or restriction in any contractual relationship you or your owners have with any third party.

13.	SUBMISSION OF AGREEMENT

The submission of this Agreement does not constitute an offer and this Agreement will become effective only upon the execution by you and us. THIS AGREEMENT WILL NOT BE BINDING ON US UNLESS AND UNTIL IT WILL HAVE BEEN ACCEPTED AND SIGNED BY OUR CHIEF EXECUTIVE OFFICER. THIS AGREEMENT WILL NOT BECOME EFFECTIVE UNTIL AND UNLESS YOU HAVE BEEN FURNISHED BY US WITH ALL DISCLOSURE DOCUMENTS, IN WRITTEN FORM, AS MAY BE REQUIRED UNDER OR PURSUANT TO APPLICABLE LAW, FOR THE DISCLOSURE PERIOD.

14.	INDEPENDENT INVESTIGATION.

THE PROSPECT OF SUCCESS OF THE BUSINESS VENTURE UNDERTAKEN BY YOU BY VIRTUE OF THIS AGREEMENT IS SPECULATIVE AND DEPENDS TO A MATERIAL EXTENT UPON YOUR CAPABILITY AS AN INDEPENDENT BUSINESS PERSON AND FRANCHISEE, AS WELL AS OTHER FACTORS. WE MAKE NO REPRESENTATIONS OR WARRANTIES AS TO THE POTENTIAL SUCCESS OF THE BUSINESS VENTURE UNDERTAKEN BY YOU. YOU REPRESENT AND WARRANT THAT YOU HAVE ENTERED INTO THIS AGREEMENT AFTER MAKING INDEPENDENT INVESTIGATIONS OF OUR BUSINESS, AND NOT IN RELIANCE UPON ANY REPRESENTATION BY US AS TO SALES OR PROFITS WHICH YOU IN PARTICULAR MIGHT BE EXPECTED TO REALIZE. YOU FURTHER REPRESENT AND WARRANT THAT WE AND OUR REPRESENTATIVES, EMPLOYEES OR AGENTS HAVE MADE NO REPRESENTATIONS TO INDUCE YOU TO ACQUIRE THIS FRANCHISE AND EXECUTE THIS AGREEMENT WHICH ARE NOT EXPRESSLY SET FORTH HEREIN OR IN THE DISCLOSURE DOCUMENT PROVIDED TO YOU PRIOR TO ENTERING INTO THIS AGREEMENT.

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15.	ACKNOWLEDGMENT

You, and your shareholders, members and partners, as applicable, jointly and severally acknowledge that you and they have carefully read this Agreement and all other related documents to be executed concurrently or in conjunction with the execution of this Agreement. You and they have obtained the advice of counsel concerning entering this Agreement. You and they understand the nature of this Agreement and intend to comply with and to be bound by it.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date set forth above.

PAPA MURPHY’S INTERNATIONAL LLC

By:		By:

	Ken Calwell, Chief Executive Officer	Title:

By:

Title:

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EXHIBIT A

DEVELOPMENT AREA

At the Effective Date of this Agreement, we mutually agree that the counties described in Exhibit A fall into the                                      DMA. It is also understood that counties may shift from one DMA to another over time but if that occurs, the county will still remain in the Development Area of this Agreement.

You will open                      (         ) Stores according to the Development Schedule set forth in Exhibit B. The Stores will be placed in the following described area:

DEVELOPMENT AREA:

That portion of real property which is currently delineated using the following common descriptors, landmarks and boundaries. In the event such boundaries are altered, the real property described herein shall remain the same. A map delineating the boundaries of the Development Area is attached and is to be considered supplemental to the visual representation of the below description.

PRE-EXISTING PAPA MURPHY’S STORES:

INSERT MAP OF DEVELOPMENT AREA

EXHIBIT B

DEVELOPMENT SCHEDULE

The Development Period and Term of this Agreement is until                          and will commence on the Effective Date. The Development Schedule by calendar year and quarter is:

Year	Calendar Quarter				Total
	1	2	3	4
2014
2015
2016
2017
2018
Total Stores

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date set forth above.

ACCEPTED on this              day of                                 , 20        .

PAPA MURPHY’S INTERNATIONAL LLC

By:		By:

	Ken Calwell, Chief Executive Officer	Title:

By:

Title: